Exhibit 10.17
10.17 Agreement for Sale of Commodity between Shandong Xiangrui Pharmacy
Co., Ltd. and Guizhou Dahua Pharmacy Co., Ltd.
Party A: Shandong Xiangrui Pharmacy Co., Ltd.
Party B: Guizhou Dahua Pharmacy Co., Ltd.
•	General Information
•	Pursuant to the contract entered on October 11, 2010, Party B will buy glucose of 60 tons from Party A.
•	Fees of the Commodity and Payment Arrangement
•	The total fees will be RMB 235,800.

•	Party B shall pay before the goods are delivered.
•	Delivery Date
•	nil
•	Headlines of the articles omitted
•	Validity, Modification and Termination of Contract

•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous